                                                                   EXHIBIT 10.13

                          [LETTERHEAD OF FLEET BANK]

Shari M. Delouya
Vice President
Corporate Banking Division

March 3, 1997


Assessment Systems, Incorporated
780 Third Avenue
New York, New York 10017


Gentlemen:

        We are pleased to advise you that Fleet Bank, N.A. (the "Bank") has approved for Assessment Systems, Incorporated (the "Company") a $7,000,000 loan facility, subject to the following terms and conditions (the "Commitment").

        Borrower: The Borrower will be the Company, a New York corporation.
        --------

        Facility: A line of credit facility (the "Line") in an amount at any one
        --------
time outstanding of $7,000,000. The Line is expressly subject to the terms and conditions contained in this Commitment, including without limitation, the provisions relating to the IPO contained in the Section entitled "Special Condition". The proceeds of the Line will be used for working capital purposes and/or acquisitions. All acquisitions shall be subject in all respects to the approval of the Bank prior to any advance under the Line for such purpose.

        Interest Rate: A fluctuating rate per annum equal to the Prime Rate, as
        -------------
hereinafter defined, plus one (1%) percent. Prime Rate means and refers to the floating rate of interest per annum announced by the Bank from time to time as being the so-called "Prime Rate" of interest charged by the Bank. Interest shall be payable monthly in arrears and shall be calculated on the basis of a 360 day year for actual days elapsed. Any payment or part thereof not made within ten (10) days after it is due, shall be assessed a late charge of five (5%) percent of the entire payment. In the event of a default beyond any applicable grace or cure periods, the Company shall pay the late charge, and interest upon the unpaid remaining balance shall be charged at a default rate of five (5%) percent above the otherwise applicable interest rate.

        Fees: There shall be a $7,000 origination fee payable upon acceptance of
        ----
the Commitment ($6,000 fee already paid to the Bank on 1/21/97). The Company agrees that such fee has been earned by the issuance of the Commitment and is non-refundable whether or not the facility described herein is closed.

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                                      -2-

                                                Assessment Systems, Incorporated
                                                                   March 3, 1997


        There shall be a commitment fee equal to 1/4 of 1% per annum of the average daily unused portion of the Line, payable quarterly in arrears, commencing sixty (60) days after the completion of the Company's IPO. Such fee shall be increased by an amount sufficient to compensate the Bank for any capital requirement imposed by law or regulation with respect to the Bank's obligation under the Bank's commitment to make the Line available.

        The Company shall pay the fees of the Bank's counsel and all expenses incurred by the Bank relating to the Line. Such fees and expenses shall be payable even if the transaction is not closed.

        Expiration Date:  March 31, 1998.
        ---------------

        Guarantors:  Unconditional guarantees of payment of ASI Solutions, Inc.
        ----------
and Proudfoot Reports, Inc.

        Collateral:  First priority perfected security interest in all personal
        ----------
property of the Company and the Guarantors.

        Prepayment:  At any time without premium or penalty.
        ----------

        Environmental Matters:  The Bank will require evidence satisfactory to
        ---------------------
the Bank that the Company has not violated, has incurred no liability under, and has no property subject to lien or exposure to lien under and federal, state or local environmental law or regulation. The loan documents shall contain provisions dealing with environmental matters and the Company shall indemnify the Bank against liability and costs in connection therewith.

        Cross-collateral:  All obligations of the Company to the Bank to be
        ----------------
cross-collateralized with any other loan facilities provided by the Bank.

        Cross-default:  All obligations of the Company to the Bank and all third
        -------------
parties to be cross-defaulted.

        Payments:  All payments of principal, interest and other charges are
        --------
authorized to be charged to any demand deposit account maintained by the Company with the Bank.

        Borrowing Base:  Except to the extent provided in this paragraph, the
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outstanding amount of all borrowings under the Line shall be limited to 75% of
Eligible Receivables minus the amount, if any, outstanding under any other credit facilities from the Bank to the Company. As used herein "Eligible Receivables" means the Company's then outstanding accounts receivable satisfying the Bank's standard criteria, outstanding less than 90 days from the invoice date and otherwise acceptable to the Bank in its sole discretion. Notwithstanding the foregoing, advances under the line for acquisition purposes may exceed the Borrowing Base if the Bank has been provided with cash or other collateral acceptable to the Bank having a collateral value sufficient to cover any shortfall in the Borrowing Base.

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                                      -3-

                                                Assessment Systems, Incorporated
                                                                   March 3, 1997


        Financial Reports: The Company shall deliver the following documents to
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the Bank: (i) within 120 days after the close of each fiscal year, the 10-K of the Company together with the annual consolidated and consolidating financial statements of the Company and its subsidiaries, audited by a firm of independent certified public accountants acceptable to the Bank, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the 10-Q of the Company together with quarterly consolidated financial statements of the Company and its subsidiaries, prepared by management of the Company and certified as correct by the President or chief financial officer of the Company,
(iii) within 15 days after the last day of each month, and prior to each advance, accounts receivable aging reports of the Company and the Guarantors accompanied by a borrowing base certificate, in forms satisfactory to the Bank, executed by the chief financial or accounting officer of the Company, (iv) any report filed with the Securities and Exchange Commission or any securities exchange and (v) all other financial statements and reports reasonably requested by the Bank. At the time it delivers each of the financial statements described in (i) and (ii) above, the Company shall deliver a certificate of its president and chief financial or accounting officer and a certificate of such accountants, in the case of (i) above, evidencing the Company's compliance with all financial covenants and stating that, except as disclosed on such certificate, the person making such certificate has no knowledge of any event of default. The documentation will also contain escalating financial penalties to compensate the Bank for its efforts to ensure compliance with the financial statement and information reporting delivery requirements set forth above.

        Financial Covenants: At the end of each semi-annual fiscal period, the
        -------------------
Company and its subsidiaries on a consolidated basis shall maintain:

        (a) A maximum leverage ratio of total liabilities to tangible net worth minus officer loans receivable of 2.5 to 1.0.

        (b) An Interest Coverage Ratio, as hereinafter defined, of at least 5.0 to 1.0.

        (c) A minimum net worth equal to a minimum of the proceeds of the IPO, to be established at the time of closing.

        The Company shall also maintain a minimum tangible net worth as at the end of each semi-annual fiscal period to be determined by the Bank.

        As used above, "tangible net worth" means the sum of capital surplus, earned surplus and capital stock minus deferred charges, intangibles and treasury stock; and Interest Coverage Ratio means the ratio of earnings before interest and taxes ("EBIT") to interest expense.

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                                      -4-

                                                Assessment Systems, Incorporated
                                                                   March 3, 1997


        Special Condition: The Bank's obligation hereunder shall be subject to
        -----------------
its and its counsel's review of the documentation relating to the IPO including, without limitation, the offering memorandum and S-1 registration statement which will be satisfactory in all respects to the Bank and its counsel and the completion of the IPO, which IPO shall be a true equity offering without debt characteristics, and actual receipt by the Company of the proceeds.

        Documentation: The Bank's obligation hereunder shall be subject to
        -------------
preparation and execution of formal documentation acceptable to the Bank and its counsel, which shall include without limitation provisions reflecting the terms hereof together with such representations, warranties, events of default and financial, affirmative, negative and other covenants acceptable to the Bank in all respects.

        Legal Opinion: The Company to furnish the Bank with an opinion of
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counsel in form and substance acceptable to the Bank and its counsel.

        Participations: The Bank reserves the right to sell participations in
        --------------
the Line to other lenders and the Company agrees that its financial statements and other information submitted to the Bank may be distributed to other potential participants.

        Closing Date: The date all appropriate documentation is executed by all
        ------------
relevant parties to the transaction, but no later than April 15, 1997 (the "Closing"). If the Closing fails to occur on or prior to such date, the Commitment shall expire and become unenforceable against the Bank unless extended in writing by the Bank.

        Conditions to Closing: (a) The Bank reserves the right to terminate its
        ---------------------
obligations under the Commitment after acceptance thereof by the Company, and the Bank shall be under no obligation to make any Loan hereunder, in any of the following events:

                (i) The failure of the Company or the Guarantors to comply, within the times specified, with any of the provisions or conditions provided for in this Commitment.

                (ii) Non-payment of the fees and expenses provided for in this Commitment.

                (iii) Any change in the prospects or financial condition of the Company or of any Guarantor which the Bank deems adverse, or one or more conditions exist or events have occurred with respect to the Company or any Guarantor which the Bank deems adverse.

                (iv) The Company or any Guarantor shall be in default beyond applicable grace periods, if any, in the performance of any obligation to the Bank or any third party under any agreement between the Company and/or any Guarantor and the Bank or between the Company and/or any Guarantor and any such third party.

        (b) The Bank and its counsel to be satisfied as to all legal matters.

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                                      -5-

                                                Assessment Systems, Incorporated
                                                                   March 3, 1997


        Prior Communications: This Commitment supersedes all prior
        --------------------
communications between the Company and the Bank, whether written or oral.

        Survival: This Commitment and all of its conditions not satisfied at the
        --------
Closing of the Line, or to the extent not inconsistent with the provisions of the documents evidencing the Line, shall survive the Closing.

        If the above terms are acceptable to you, please sign and return by March 15, 1997 the enclosed copy of this letter together with your check in the amount of $1,000 representing the balance of the origination fee. This Commitment shall terminate and become unenforceable against the Bank unless returned to the Bank within the stated period.


                                        Very truly yours,

                                        FLEET BANK, N.A.


                                        By:  /s/ Shari Delouya

                                           Shari Delouya
                                           Vice President


Agreed and Accepted

ASSESSMENT SYSTEMS, INCORPORATED


By:  /s/ William B. Fucarino
   --------------------------------
Name:  William B. Fucarino
Title: CFO


Guarantors:

ASI SOLUTIONS, INC.


By:  /s/ William B. Fucarino
   --------------------------------
Name:  William B. Fucarino
Title: CFO


PROUDFOOT REPORTS, INC.


By:  /s/ William B. Fucarino
   --------------------------------
Name:  William B. Fucarino
Title: CFO